UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 18, 2006

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

On August 21, 2006, Oscient Pharmaceuticals Corporation (“Oscient”) filed a current report on Form 8-K (the “Original Report”) regarding the completion on August 18, 2006 of its acquisition of the exclusive rights in the United States and its territories to the cardiovascular products ANTARA® 130mg and ANTARA® 43mg (fenofibrate) capsules from Reliant Pharmaceuticals, Inc. Oscient is filing this report to amend and supplement Item 9.01 of the Original Report to include certain financial information required by Items 9.01(a) and 9.01(b) of Form 8-K.

(a)	Financial statements of businesses acquired.

Special Purpose Statements and Report of Independent Registered Public Accounting Firm of the ANTARA Product Line of Reliant Pharmaceuticals Inc.

1)	Statement of Assets Sold for the period ended June 30, 2006 (unaudited) and the periods ended December 31, 2005 and 2004 (audited)

2)	Statement of Direct Expenses in Excess of Net Sales for the Six Months Ended June 30, 2006 and 2005 (unaudited) and for the Years Ended December 31, 2005 and 2004 (audited)

(b)	Pro forma financial information.

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2006 of Oscient Pharmaceuticals Corporation

Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2006 of Oscient Pharmaceuticals Corporation

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005 of Oscient Pharmaceuticals Corporation

(d)	Exhibits

2.1 Asset Purchase Agreement by and among Reliant Pharmaceuticals, Inc., Guardian II Acquisition Corporaiton and Oscient Pharmaceuticals Corporation dated as of July 21, 2006.* #

10.1 Amended and Restated Development, License and Supply Agreement dated of July 31, 2006 between Ethypharm, S.A. and Reliant Pharmaceuticals, Inc.* #

23.1 Consent of Rothstein, Kass & Company P.C.*

99.1 Press Release issued by Oscient Pharmaceuticals Corporation on August 21, 2006.**

*	Filed herewith.
**	Filed previously on a Current Report on Form 8-K on August 21, 2006.
#	Confidential information has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Management of Reliant

Pharmaceuticals, Inc.

We have audited the accompanying special purpose statements of assets sold of the Antara Product Line of Reliant Pharmaceuticals, Inc. (“Reliant”) as of December 31, 2005 and 2004 and the related special purpose statements of direct expenses in excess of net sales for the years then ended. These special purpose statements are the responsibility of Reliant’s management. Our responsibility is to express an opinion on these special purpose statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose statements are free of material misstatement. Reliant is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Reliant’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the special purpose statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the special purpose statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying special purpose statements were prepared using the basis of presentation described in Note 1, and are not intended to be a complete presentation of the Antara Product Line’s assets, liabilities, revenues and expenses.

In our opinion, the special purpose statements present fairly, in all material respects, the assets sold of the Antara Product Line of Reliant Pharmaceuticals, Inc. as of December 31, 2005 and 2004 and the direct expenses in excess of net sales for the years then ended, pursuant to the Asset Purchase Agreement referred to in Note 1, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

September 26, 2006

ANTARA PRODUCT LINE OF RELIANT PHARMACEUTICALS, INC.

STATEMENTS OF ASSETS SOLD

(Dollars in thousands )

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Inventory, net of reserves of $115, $126 and $0 as of June 30, 2006 and December 31, 2005 and 2004, respectively	$3,866	$5,678	$1,010
Samples	836	1,003	—
Intangible asset, net of accumulated amortization of $528, $361 and $28 as of June 30, 2006, and December 31, 2005 and 2004, respectively	472	639	972

Total Assets Sold	$5,174	$7,320	$1,982

ANTARA PRODUCT LINE OF RELIANT PHARMACEUTICALS, INC.

STATEMENTS OF DIRECT EXPENSES IN EXCESS OF NET SALES

(Dollars in thousands )

	Six-months ended June 30,		Year ended December 31,
	2006	2005	2005	2004
	(Unaudited)
Net Sales	$19,072	$7,860	$23,556	$—

Cost of Sales	3,454	1,145	3,571	—

Gross Margin	15,618	6,715	19,985

Other Direct Expenses
Sales and marketing	15,043	36,723	65,605	1,603
General and administrative	685	943	2,356	1,589
Amortization of intangible asset	167	167	333	28
Research and development	218	262	472	2,639

Direct expenses in excess of net sales	$(495)	$(31,380)	$(48,781)	$(5,859)

ANTARA PRODUCT LINE OF RELIANT PHARMACEUTICALS, INC.

NOTES TO SPECIAL PURPOSE STATEMENTS

(Dollars in thousands)

1. Basis of presentation

Reliant Pharmaceuticals, Inc. (“Reliant”), Guardian II Acquisition Corporation (“Guardian”) and Oscient Pharmaceuticals Corporation (collectively with Guardian “Oscient”) entered into an Asset Purchase Agreement (the “Agreement”) dated July 21, 2006. The Agreement transfers the ownership rights to certain assets related to the development, manufacture, marketing and sale of Reliant’s Antara (fenofibrate) product line and operations in the United States of America (“U.S.”), its territories and possessions, and the Caribbean (the “Product Line”). The assets sold include inventory, samples, the product registrations and the intellectual property assets related to the Product Line. These assets were used as collateral for Reliant’s outstanding indebtedness until they were released by Reliant’s lenders on August 18, 2006 upon sale of the assets to Oscient.

The accompanying special purpose statements present the assets sold and the direct expenses in excess of net sales of the Product Line (the “Antara Statements”) in conformity with the Agreement. Management believes the assumptions used to prepare the Antara statements from the historical financial statements of Reliant, including methods used to allocate costs, are reasonable and appropriate under the circumstances. The financial information included herein may not necessarily reflect the financial position or operating results of the Product Line in the future or what they would have been had the Product Line been operated as a separate, stand-alone entity during the periods presented.

The Antara Statements set forth only net sales and direct expenses attributable to the Product Line and do not include all the costs and expenses associated with a stand-alone, separate company. Accordingly, the Antara Statements do not include interest income and expense, depreciation expense, income tax expense and various services provided by Reliant not directly associated with the assets sold or the generation of the net sales presented.

2. Description of business and significant accounting policies

Description of Business

Antara is a once a day formulation of fenofibrate approved for the treatment of elevated cholesterol and triglycerides. In May 2001, Reliant obtained an exclusive license from Ethypharm, SA (“Ethypharm”) to market, sell and distribute Antara in the U.S., the Caribbean, Canada and Mexico. Antara is a trademark of Reliant in the U.S. Under the Ethypharm agreement, Reliant is responsible for all clinical development and regulatory activities in the identified markets. The initial term of the agreement is fifteen years from the first commercial sale of the product in the U.S. with automatic two-year renewals if notice of termination is not received from either party. Product for use in clinical development programs, as well as commercial sales, is required to be purchased at predetermined prices from Ethypharm during the license term. Reliant was required to make certain payments to Ethypharm based on the achievement of predetermined milestones and is required to pay a royalty on all net sales of this product. Reliant received approval from the Food and Drug Administration (the “FDA”) to market Antara in November 2004 and began marketing and selling the product in the U.S. in February 2005.

Use of Estimates

The preparation of the Antara Statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the amounts of assets sold at the date of the Antara Statements and the reported amounts of net sales and direct expenses during the reported periods. Actual results could differ from these estimates.

ANTARA PRODUCT LINE OF RELIANT PHARMACEUTICALS, INC.

NOTES TO SPECIAL PURPOSE STATEMENTS

(Dollars in thousands)

2. Description of business and significant accounting policies (continued)

Concentration of Supplier

Reliant currently purchases all of its fenofibrate from Ethypharm. In the event Ethypharm is unable to supply product, Reliant believes it could transfer the fenofibrate production to an alternative manufacturer. This alternative manufacturer will be required to obtain FDA approval, the receipt of which is not certain. In the event Reliant is unable to transfer the manufacturing to an alternative manufacturer, the Product Line’s business and results of operations could be adversely affected.

Inventory

Inventory is valued at the lower of first-in, first-out (“FIFO”) cost or market. Management estimates the market value or net sales value based on current realization trends. If the projected net realizable value is less than cost, a provision is made to reflect the lower value of the inventory.

Reliant considers projected demand for Antara and Antara product expiry dates in calculating the amount of its inventory reserves. Product demand is projected by estimating future prescriptions based on current and historical trends, market conditions, competitive products and other relevant information.

Intangible Asset

The intangible asset consists of milestone payments made to Ethypharm for the rights needed to market, sell, and distribute Antara in the U.S., its territories and possessions, the Caribbean, Canada and Mexico. The intangible asset is based on amounts paid to Ethypharm subsequent to regulatory approval of the product less accumulated amortization of $528 as of June 30, 2006 (unaudited), and $361 and $28 as of December 31, 2005 and 2004, respectively.

In accordance with Statement of Financial Accounting Standard (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, Reliant first considers whether indicators of impairment of long-lived assets are present. If indicators of impairment are present, Reliant determines whether the sum of the expected undiscounted future cash flows is less than the assets’ carrying value. If the sum of the expected undiscounted future cash flows is less than the assets’ carrying value, an impairment loss would be recognized based on the excess of the carrying amount of the assets over their respective fair values. The intangible asset is reviewed for impairment on an annual basis or whenever indicators of impairment are present.

The intangible asset is amortized using the straight-line method over the estimated life of three years. The estimated annual amortization expense is $333 for 2006 and $305 for 2007.

Product Samples

Product samples held for distribution to third parties are capitalized and charged to sales and marketing expense upon distribution to a third party. Reliant records allowances for samples which are not expected to be utilized by the end user.

ANTARA PRODUCT LINE OF RELIANT PHARMACEUTICALS, INC.

NOTES TO SPECIAL PURPOSE STATEMENTS

(Dollars in thousands)

2. Description of business and significant accounting policies (continued)

Revenue Recognition

Reliant recognizes revenue in accordance with the U.S. Securities and Exchange Commission’s Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, as amended by Staff Accounting Bulletin No. 104, Revenue Recognition (together, “SAB 101”) and SFAS No. 48, Revenue Recognition When Right of Return Exists (“SFAS 48”). SAB 101 provides that revenue should not be recognized until it is realized or realizable and earned. Revenue is realized or realizable and earned when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectibility is reasonably assured. SFAS 48 provides that revenue from sales transactions where the buyer has the right to return the product shall be recognized at the time of sale only if (1) the seller’s price to the buyer is substantially fixed or determinable at the date of sale, (2) the buyer has paid the seller, or the buyer is obligated to pay the seller and the obligation is not contingent on resale of the product, (3) the buyer’s obligation to the seller would not be changed in the event of theft or physical destruction or damage of the product, (4) the buyer acquiring the product for resale has economic substance apart from that provided by the seller, (5) the seller does not have significant obligations for future performance to directly bring about resale of the product by the buyer and (6) the amount of future returns can be reasonably estimated. The Company generally recognizes revenue at the time products are shipped to the customer. In the case of shipments made to wholesalers that do not meet the revenue recognition criteria of SFAS 48 and SAB 101, Reliant does not recognize revenue upon shipment of product. For these product sales, the Company invoices the wholesaler and records deferred revenue at gross invoice sales price. Reliant recognizes the deferred revenue (net of discounts, rebates, sales allowances and accruals for returns) when the inventory is utilized by the end-user, as quantified using data from third-party information sources. Reliant continues to recognize revenue on these shipments on this basis until such time as all of the revenue recognition criteria of SFAS 48 and SAB 101 are met. As of June 30, 2006 (unaudited), and December 31, 2005 and 2004, deferred revenue related to Antara was zero.

Provisions for Rebates, Returns, Chargebacks, Coupons and Discounts

Reliant provides for rebates, returns and chargebacks in the same period the related sale is recognized and, in the case of coupons, when the coupons are issued. These provisions reduce revenues. Rebates include amounts due under Medicaid, managed care and other commercial contractual programs. Reliant provides for rebates based on a percentage of selling price determined from historical experience. With respect to provisions for estimated Medicaid and managed care rebates, Reliant evaluates its historical rebate payments by product as a percentage of historical sales, product pricing and current contracts. Medicaid pricing programs involve particularly difficult interpretations of relevant statutes and regulatory guidance, which are complex and, in certain respects, ambiguous. Moreover, prevailing interpretations of these statutes and guidance can change over time. Returns are provided for based on historical experience, projected future prescriptions of the products and the amount and expiry of inventory estimated to be in the distribution channel. Chargeback provisions are based on an estimate of claims not yet submitted by customers, using historical experience. Coupons are provided for based on historical redemption rates for similar programs. In all cases, judgment is required in estimating these provisions, and actual claims for rebates, returns and chargebacks could be materially different from the estimates.

ANTARA PRODUCT LINE OF RELIANT PHARMACEUTICALS, INC.

NOTES TO SPECIAL PURPOSE STATEMENTS

(Dollars in thousands)

2. Description of business and significant accounting policies (continued)

Cost of Sales

Cost of sales includes the costs to purchase bulk micronized fenofibrate from Ethypharm, Reliant’s sole supplier of bulk product, as well as the cost to package the bulk product into finished form. Cost of sales also includes royalties payable under two royalty bearing licensing agreements on all net sales of the product.

Sales and Marketing Expenses

Sales and marketing expenses include direct promotion and marketing expenses attributable to the Product Line. In addition, an allocation of Reliant’s indirect selling expenses has been made based on the level of selling effort provided for the Product Line. Management believes these allocations to be reasonable.

Research and Development Costs

Research and development costs are expensed as incurred. Upfront and milestone payments made to third parties in connection with research and development collaborations are expensed as incurred up to the point of regulatory product approval. Payments made to third-parties subsequent to regulatory product approval are capitalized and amortized over the remaining useful life of the asset. These amounts are included in intangible assets.

3. Inventory

Inventory consisted of the following:

	June 30, 2006	December 31,
		2005	2004
	(unaudited)
Work in process	$3,261	$5,081	$851
Finished goods	720	723	159

Gross inventory	3,981	5,804	1,010
Less: inventory reserves	(115)	(126)	—

Inventory, net	$3,866	$5,678	$1,010

4. Related Party Transactions

Antara’s costs and expenses include an allocation from Reliant for certain sales and marketing costs. This allocation has been determined on a basis that Reliant considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Product Line. The allocation method includes a computation based upon the level of selling effort provided to the Product Line by Reliant’s sales force. Allocated sales and marketing costs included in the statements of direct expenses in excess of net sales for the six-month periods ended June 30, 2006 and 2005 (unaudited) were $11,684 and $25,298, respectively, and $47,987 for the year ended December 31, 2005. There were no sales and marketing costs allocated for the year ended December 31, 2004.

ANTARA PRODUCT LINE OF RELIANT PHARMACEUTICALS, INC.

NOTES TO SPECIAL PURPOSE STATEMENTS

(Dollars in thousands)

5. Commitments and Contingencies

As part of separate royalty bearing licensing agreements with Ethypharm and a third-party, Reliant is required to pay royalties based on all net sales of the product. Royalty expenses are included in cost of sales in the accompanying statements of direct expenses in excess of net sales.

Also pursuant to its license and supply agreement with Ethypharm, in order to maintain exclusivity of the license, Reliant is required to achieve minimum annual sales of capsules in the United States and Canada during the first seven years subsequent to the first commercial sale of the product on February 1, 2005. Should Reliant fail to achieve such minimum annual capsule sales, Reliant could choose to pay Ethypharm the difference between what they would have received had such minimum capsule sales target been achieved and what Ethypharm actually received during the annual measurement period or Reliant could choose to relinquish its contractual exclusive licensing rights with respect to Antara in such territory. Reliant was in compliance with the minimum annual sales requirement for the initial measurement period from February 2, 2005 to February 1, 2006.

The Company will also be required to make an additional milestone payment of $400 to Ethypharm if and when cumulative net sales of Antara, as measured from the launch date, exceed $50,000. The cumulative net sales as of June 30, 2006 were $42,628.

OSCIENT PHARMACEUTICALS CORPORATION

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

On August 18, 2006 Oscient Pharmaceuticals Corporation (“Oscient”) and its wholly-owned subsidiary Guardian II Acquisition Corporation (“Guardian II”) acquired, for approximately $83.1 million (including inventory purchases), the exclusive rights in the United States and its territories (the “Territory”) to the cardiovascular products ANTARA® 130mg and ANTARA® 43mg (fenofibrate) capsules (“Antara”) from Reliant Pharmaceuticals, Inc. (“Reliant”). Oscient has performed a preliminary valuation study to determine the allocation of the estimated purchase price of the Antara acquisition among the tangible and intangible assets acquired as well as their estimated amortization period. The preliminary study was performed by a third party and is unaudited.

As part of the acquisition, Oscient along with Guardian II entered into several financing agreements including a Revenue Interest Assignment Agreement, a Note Purchase Agreement and a Common Stock and Warrant Purchase Agreement, for aggregate funds of $70 million.

The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2006 and for the year ended December 31, 2005, give the effect to the acquisition of Antara by Oscient as if such acquisition had occurred at the beginning of the respective periods. The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2006, gives effect to the Antara acquisition as if it had occurred on June 30, 2006.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the acquisition using the purchase method of accounting. This transaction is being accounted for as an acquisition of a business. The pro forma financial information is not necessarily indicative of the operating result or financial position that would have been achieved had the acquisition been consummated on the dates indicated and should not be construed as representative of future operating results or financial position. Specifically, Oscient expects to incur additional selling expenses related to its promotional efforts in respect of Antara on an ongoing basis. The purchase price was allocated to intangible assets acquired based on their respective fair values as determined in a preliminary valuation study performed by a third party and management’s evaluation of the assets and liabilities. The allocation of the purchase price among the intangibles assets acquired and the estimated useful lives of these intangible assets are preliminary and are subject to change based upon further evaluation, such changes could be material.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Oscient’s Consolidated Financial Statements and related Notes thereto, Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Oscient’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Quarterly Report on form 10-Q for the quarter ended June 30, 2006 and the special purpose statements of product of the Antara Product Line of Reliant Pharmaceuticals for the years ended December 31, 2005 and 2004.

Oscient Pharmaceuticals Corporation

Pro Forma Consolidated Balance Sheet

Unaudited

As of June 30, 2006

(in thousands, except per share data)

	Oscient Pharmaceuticals Corporation	Antara Product Line	Pro Forma Adjustment		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$71,582		$(12,376	)(a)	$59,206
Restricted cash	5,346				5,346
Interest receivable	403				403
Notes receivable	601				601
Accounts receivable	3,403				3,403
Inventories	12,375	3,866	904	(b)	17,145
Prepaid expenses and other current assets	3,678	836	1,720	(c)	6,234

Total current assets	97,388	4,702	(9,752)		92,338

Property and Equipment, at cost:
Manufacturing and computer equipment	4,426				4,426
Equipment and furniture	1,160				1,160
Leasehold improvements	134				134

	5,720				5,720
Less—Accumulated depreciation	4,165				4,165

	1,555				1,555
Restricted cash	3,763				3,763
Long-term notes receivable	1,602				1,602
Other assets	4,165		289	(d)	4,454
Intangible assets, net	63,225	472	60,574	(d)	123,799
			(472	)(e)
Goodwill	61,529		16,613	(d)	78,142

	$233,227	$5,174	$67,252		$305,653

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	5,445				5,445
Accrued expenses and other current liabilities	11,531		2,468	(d)	13,999
Current portion of accrued facilities impairment charge	2,856				2,856
Current portion of accrued restructuring charge	499				499
Clinical trial expense accrual	1,291				1,291
Deferred revenue	234				234

Total current liabilities	21,856		2,468		24,324

Long-term liabilities:
Long-term obligations, net of current maturities	175,060		60,000	(f)	235,060
Noncurrent portion of accrued facilities impairment charge	12,346				12,346
Other long-term liabilities	2,812				2,812
Deferred Revenue	19				19

Shareholders’ Equity:

Common stock, $0.10 par value - Authorized - 174,375 shares, Issued and Outstanding - 96,479 and 76,688 in 2006 and 2005, respectively	9,648		1,111	(f)	10,759
Series B restricted common stock, $0.10 par value - Authorized - 625 shares, Issued and outstanding - none in 2006 and 2005
Interest in Antara product line assets sold		5,174	(5,174	)(g)	—
Additional paid-in-capital	392,207		8,847	(f)	401,054
Accumulated deficit	(380,558)				(380,558)
Deferred compensation	—				—
Note receivable from officer	(163)				(163)

Total shareholders’ equity	21,134	5,174	4,784		31,092

	$233,227	$5,174	$67,252		$305,653

The accompanying notes are an integral part of these consolidated financial statements.

Oscient Pharmaceuticals Corporation

Pro Forma Consolidated Statement of Operations

Unaudited

For the six months ended June 30, 2006

(in thousands, except per share data)

	Oscient Pharmaceuticals Corporation	Antara Product Line	Pro Forma Adjustments		Pro Forma
Revenues:
Product Sales	11,868	19,072	—		30,940
Co-promotion	3,416	—	—		3,416
Biopharmaceutical	143	—	—		143
Other Revenues	99	—	—		99

Total revenues	15,526	19,072	—		34,598

Costs and expenses:
Cost of product sales (1)	5,235	3,621	2,163	(h)	10,852
			(167	)(i)
Research and development (1)	6,134	218			6,352
Selling and marketing (1)	37,682	15,043	—		52,725
General and administrative (1)	7,402	685	—		8,087

Total costs and expenses	56,453	19,567	1,996		78,016

Loss from operations	(40,927)	(495)	(1,996)		(43,418)
Other income (expense):
Interest income	1,597	—	—		1,597
Interest expense	(4,082)	—	(3,694	)(j)	(7,776)
Gain on sale of fixed assets	2	—	—		2
Gain on disposition of investment	237	—	—		237
Other Income	43	—	—		43

Net other income (expense)	(2,203)	—	(3,694)		(5,897)

Net loss	(43,130)	(495)	(5,690)		(49,315)

Net loss per common share:
Basic and diluted	(0.50)				(0.51)

Weighted average common shares outstanding:
Basic and diluted	85,745				96,856

(1) Includes non-cash stock-based compensation as follows:

Manufacturing	33				33
Research and development	92				92
Selling and marketing	704				704
General and Administrative	1,261				1,261

	2,090				2,090

The accompanying notes are an integral part of these consolidated financial statements.

Oscient Pharmaceuticals Corporation

Pro Forma Consolidated Statement of Operations

Unaudited

For the year ended December 31, 2005

(in thousands, except per share data)

	Oscient Pharmaceuticals Corporation	Antara Product Line	Pro Forma Adjustments		Pro Forma
Revenues:
Product sales	$20,458	$23,556	—		$44,014
Co-promotion	2,954	—	—		2,954
Biopharmaceutical	198	—	—		198

Total revenues	23,610	23,556	—		47,166

Costs and expenses:
Cost of product sales	9,830	3,904	4,327	(h)	17,728
			(333	)(i)
Research and development (1)	14,432	472			14,904
Selling and marketing	74,931	65,605	—		140,536
General and administrative (1)	13,088	2,356	—		15,444

Total costs and expenses	112,281	72,337	3,994		188,612

Loss from operations	(88,671)	(48,781)	(3,994)		(141,446)

Other income (expense):
Interest income	3,400	—	—		3,400
Interest expense	(8,126)	—	(6,106	)(j)	(14,232)
Gain on sale of fixed assets	65	—	—		65
Income from sale of intellectual property	2,500	—	—		2,500
Gain on disposition of investment	2,162	—	—		2,162
Other income	43	—	—		43

Net other income (expense)	44	—	(6,106	)(j)	(6,062)

Loss from continuing operations	(88,627)	(48,781)	(10,100)		(147,508)

Income from discontinued operations	35				35

Net loss	$(88,592)	$(48,781)	$(10,100)		$(147,473)

Loss from continuing operations per common share:
Basic and diluted	$(1.16)				$(1.68)

Net loss per common share:
Basic and diluted	$(1.16)				$(1.68)

Weighted average common shares outstanding:
Basic and diluted	76,549				87,660

(1) Includes non-cash stock-based compensation as follows:

Research and development	836				836
General and Administrative	170				170

	1,006				1,006

The accompanying notes are an integral part of these consolidated financial statements.

OSCIENT PHARMACEUTICALS CORPORATION

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AND STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

1. Estimated Purchase Price and Intangible Asset Allocation

On August 18, 2006, Oscient Pharmaceuticals Corporation acquired the rights to Antara, from Reliant Pharmaceuticals in a transaction being accounted for as an acquisition of a business. The pro forma components and allocation of the estimated purchase price, based on presumed fair values at June 30, 2006, are as follows (in thousands):

Consideration and direct transaction costs:
Cash	$12,376
Oscient common stock and warrants issued	10,000
Senior term note	20,000
Royalty debt	40,000
Estimated direct transaction costs	760

Total purchase price	$83,136

Preliminary estimate of the allocation of purchase price:

Inventories	$4,770
Prepaid expenses	2,556
Liabilities assumed	(2,468)
Intangible assets	60,574
Goodwill	17,704

Total purchase price	$83,136

Oscient has performed a preliminary valuation study to determine the allocation of the estimated purchase price of the Antara acquisition among the intangible assets acquired as well as their estimated amortization period. The preliminary study was performed by a third party and is unaudited. The estimated useful life of the intangible assets is assumed to be fourteen years which was based upon the life of the existing products, the regulatory barriers to competition, and management’s knowledge of existing competitors research activities. The following table presents the preliminary estimate of the fair value of the of intangible assets acquired, their estimated useful lives and the amortization expense included in each condensed consolidated statement of operation presented:

Intangible assets	Fair value of intangibles	Estimated life (in years)	Amortization for the six months ended June 30, 2006	Amortization for the year ended December 31, 2005
Technology	$58,694	14	$2,096	$4,192
Supply Agreement	1,880	14	67	135

Total	$60,574		$2,163	$4,327

For each period presented in the Unaudited Pro Forma Consolidated Statements of Operations, Oscient assumed that the acquisition occurred, and the amortization began, on the first day of the period and recognized the appropriate related amortization expense. On an ongoing basis, Oscient will evaluate the useful life of these intangible assets and determine if any competitive, governmental or regulatory event has impaired the value of the assets or modified their estimated useful lives.

Pro forma Adjustments

Pro forma adjustments given effect to the acquisition in the unaudited pro forma consolidated financial statements are as follows:

a) To reflect cash paid upon acquisition of Antara.

b) To reflect estimated fair value adjustments to the carrying value of inventory.

c) To reflect the reclassification of costs of Antara marketing samples from inventory to prepaid expenses to conform to Oscient’s accounting policy.

d) To reflect the estimated fair value of intangible assets, goodwill origination and estimated direct transaction costs as part of the purchase consideration of the acquisition.

e) To eliminate the carrying value of Antara intangible assets.

f) To reflect the issuance of $20,000 term note, $40,000 royalty interest debt and $10,000 of common stock and warrants as part of the purchase consideration of the acquisition of Antara. As described in Note 2, included in the royalty interest debt is an embedded derivative related to a call/put option contained in the royalty debt arrangement. For pro forma disclosure, the fair-value change in the derivative is not material and, therefore, not included in the pro forma consolidated statements of operations.

g) To eliminate interest in Antara product line assets sold.

h) To reflect the amortization of identified intangible assets on a straight-line basis over a 14 year estimated useful life.

i) To eliminate historical amortization of existing intangible assets of Antara.

j) To reflect the interest due related to the issuance of the $20,000 term note and the $40,000 royalty interest.

2. Financing with Paul Royalty Funds

To finance the acquisition, Oscient, along with its wholly-owned subsidiary Guardian II acquisition Corporation (“Guardian II”) entered into several financing agreements with Paul Royalty Fund Holdings II, LP, an affiliate of Paul Capital Partners (“PRF”), including the Revenue Interests Assignment Agreement, the Note Purchase Agreement and the Common Stock and Warrant Purchase Agreement, in consideration for aggregate funds of $70,000. Oscient and Guardian II entered into the Revenue Interests Assignment Agreement (the “Revenue Agreement”), pursuant to which Oscient and Guardian II sold to PRF the right to receive specified royalties on Guardian II’s and Oscient’s net sales in the United States (and the net sales of their respective affiliates and licensees) of the ANTARA products and FACTIVE® (gemifloxacin mesylate) tablets until December 31, 2016. The royalty payable to PRF on net sales of ANTARA and FACTIVE starts each fiscal year as a high single digit royalty rate and declines to a low single digit royalty rate based on achievement of annual specified sales thresholds in each fiscal year. Once the cumulative royalty payments to PRF exceed $100,000, the royalties become nominal. In accordance with Emerging Issues Task Force Issue No. 88-18 “Sales of Future Revenues,” the proceeds of the revenue agreement have been presented as debt on the pro forma balance sheet.

In the event of (i) a change of control of Oscient or Guardian II, (ii) a bankruptcy of Oscient or Guardian II, (iii) a transfer by Oscient or any of its subsidiaries of substantially all of either ANTARA or FACTIVE, (iv) subject to a cure period, breach of certain material covenants and representations in the Revenue Agreement and (v) in the event the sale of ANTARA is suspended due to a court issued injunction or Oscient elects to suspend sales of ANTARA, in each case as a result of a lawsuit by certain third parties (each a “Put Event”), PRF has the right to require Oscient and Guardian II to repurchase from PRF its royalty interest at a price in cash which equals the greater of (a) a specified multiple of cumulative payments made by PRF under the Revenue Agreement less the cumulative royalties previously to PRF; or (b) the amount which will provide PRF, when taken together with the royalties previously paid, a specified rate of return (the “Put/Call Price”). Upon a bankruptcy event, Oscient and Guardian II are automatically required to repurchase the PRF royalty interest at the Put/Call Price. In the event of a change of control of Oscient, Oscient and Guardian II have the right to repurchase the PRF royalty interest for an amount equal to the Put/Call Price.

During the first two fiscal years immediately following the fiscal year in which combined annual net sales of ANTARA and FACTIVE are equal to or greater than $125 million, Oscient and Guardian II have the right, but not the obligation, to reduce the royalty percentages due under the Revenue Agreement to PRF by fifty percent (50%) by paying PRF a price in cash which will provide PRF, when taken together with the royalties previously paid, a specified rate of return. During the first two fiscal years immediately following the fiscal year in which combined annual net sales of ANTARA and FACTIVE are equal to or greater than $250,000, Oscient and Guardian II have the right, but not the obligation, to repurchase the PRF royalty interest at a price in cash which will provide PRF, when taken together with the royalties previously paid, a specified rate of return. The Revenue Agreement also contains certain customary representations, warranties and indemnities.

Guardian II entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with PRF pursuant to which Guardian II issued and sold a $20,000 aggregate principal amount of 12% senior secured note (the “Note”), due on the fourth anniversary of the closing date, subject to Guardian II’s option to extend the maturity to the sixth anniversary of the closing date, provided (i) there are no defaults under the Note at the time, and (ii) Oscient issues to PRF at the time of the exercise of such option a warrant exercisable for 2,304,147 shares of Oscient’s common stock, par value $0.10 per share (the “Common Stock”), at a price of $0.8680 per share.

Interest is payable semi-annually in arrears on the last day of each of March and September. Guardian II has the option to pay interest in cash or to have 50% of the interest paid in cash and 50% of the interest added to principal. In the event of a change of control of Oscient or on or after the second anniversary of the closing, Oscient may at its option prepay all or any part of the Note at a premium which declines over time. In the event of an event of default, with “event of default” defined as a continuing Put Event under the Revenue Agreement as described in more detail above, the outstanding principal and interest in the Note shall become immediately due and payable.

Pursuant to the terms of the Revenue Agreement and the Note Purchase Agreement, Guardian II and PRF entered into a Security Agreement (the “Security Agreement”) under which Guardian II granted to PRF a security interest in and to substantially all assets owned by Guardian II (including rights to the ANTARA products) in order to secure its performance under each of the Revenue Agreement, the Note Purchase Agreement and the Note. Oscient has agreed to use commercially reasonable efforts, which shall not require Oscient to make any payments, to obtain consents from certain pre-existing Oscient noteholders to permit Oscient to grant PRF a security interest in all of Oscient’s assets to secure the obligations under the Revenue Agreement and Guardian II’s obligations under the Note Purchase Agreement. In addition, to the extent the indebtedness under certain of Oscient’s pre-existing debt obligations is refinanced or replaced and such replacement or refinancing indebtedness is secured, Oscient has agreed to equally and ratably secure its obligations under the Revenue Agreement.

As part of the financing, Oscient and PRF also entered into a Common Stock and Warrant Purchase Agreement (the “Stock and Warrant Purchase Agreement”), pursuant to which, in exchange for $10,000, Oscient sold to PRF 11,111,111 shares (the “Shares”) of the Common Stock, at a price of $0.90 per share (the “Private Placement”) and issued PRF a warrant (the “Warrant”) to purchase 2,304,147 shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.8680 per share. The Warrant is exercisable for seven years from the date of closing. The Warrant contains a cashless exercise option and penalties if Oscient does not deliver the applicable amount of Warrant Shares within three trading days of exercise of a Warrant by PRF. The Warrant also contains provisions providing that, at PRF’s election, Oscient must re-purchase the Warrant from PRF upon a sale of the Company in which the consideration for such sale is solely cash.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Philippe M. Maitre
Name:	Philippe M. Maitre
Title:	Senior Vice President and Chief Financial Officer

Date: November 1, 2006

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement by and among Reliant Pharmaceuticals, Inc., Guardian II Acquisition Corporaiton and Oscient Pharmaceuticals Corporation dated as of July 21, 2006.* #

10.1	Amended and Restated Development, License and Supply Agreement dates of July 31, 2006 between Ethypharm, S.A. and Reliant Pharmaceuticals, Inc.* #

23.1	Consent of Rothstein, Kass & Company P.C.*

99.1	Press Release issued by Oscient Pharmaceuticals Corporation on August 21, 2006.**

*	Filed herewith.
**	Filed previously on a Current Report on Form 8-K on August 21, 2006.
#	Confidential information has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.